SECOND AMENDMENT TO SUN COMMUNITIES, INC.
FIRST AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

    This Second Amendment to the Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan (this “Amendment”) is effective as of March 29, 2022 (the “Effective Date”). All capitalized terms used, but not defined, in this Amendment have the same meanings as in the Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan, as amended (the “Plan”).

Recitals

A.The Plan was approved by the Board of Directors (the “Board”) of Sun Communities, Inc., a Maryland corporation (the “Company”) on April 24, 2012 and by the Company’s stockholders on July 19, 2012.

B.The Plan was amended by that certain First Amendment to Sun Communities, Inc. First Amended and Restated 2004 Non-employee Director Option Plan on May 17, 2018 the date it was approved by the Company’s stockholders (the “First Amendment”).

C.Pursuant to Section 9.01(a) of the Plan, the Board has approved this Amendment as of the Effective Date.

Amendments

    The Plan is hereby amended as follows:

1.Section 2.29 of the Plan is hereby amended and restated in its entirety as follows:

“2.29    Retirement means the retirement of a Director from the Board.”

2.    After the date of this Amendment, all references in the Plan to the “Plan” shall mean the Plan, as amended by this Amendment. The Plan is hereby amended accordingly.

3.    Except as modified by this Amendment, the Plan remains unchanged and, as modified, continues in full force and effect. In the event of any conflict between the terms of the Plan and the terms of this Amendment, the terms of this Amendment shall control.